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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-73680, and 333-84724 of Callaway Golf Company on Form S-8 of our report dated June 17, 2003 appearing in this Annual Report on Form 11-K of Callaway Golf Company 401(k) Retirement Investment Plan for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 20, 2003